MORGAN, LEWIS & BOCKIUS LLP LETTERHEAD

                                    Exhibit 5

August 11, 2005


DAG Media, Inc.
125-10 Queens Boulevard
Kew Gardens, New York 11415

RE:   DAG Media, Inc., Registration Statement on Form S-8
      -----------------------------------------------------

Dear Ladies and Gentlemen:

We have acted as counsel to DAG Media, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of an additional 416,000 shares of the Company's common stock issuable under the Company's 1999 Stock Option Plan (the "Shares").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all document submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Company's 1999 Stock Option Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Morgan, Lewis & Bockius LLP

                                MORGAN, LEWIS & BOCKIUS LLP